SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
December 3, 2009

HOME PROPERTIES, INC.
(Exact name of Registrant as specified in its Charter)

MARYLAND	1-13136	16-1455126
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

850 Clinton Square, Rochester, New York 14604
(Address of principal executive offices)

(585) 546-4900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

HOME PROPERTIES, INC.

CURRENT REPORT
ON FORM 8-K

Item 1.01                      Entry into a Material Definitive Agreement.

On December 3, 2009, in connection with the commencement of an At-The-Market (ATM) equity offering program through which Home Properties, Inc. (the “Company”) may sell up to 3.7 million shares of its common stock, par value $0.01 per share (the “Common Stock”) from time to time, the Company entered into an ATM Equity OfferingSM Sales Agreement (the “Sales Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated and BMO Capital Markets Corp. (each a “Sales Agent”, and together the “Sales Agents”).

In accordance with the terms of the Sales Agreement, the Company may offer and sell up to 3.7 million shares of Common Stock from time to time through one of the Sales Agents, acting as the Company’s sales agent.  Sales of Common Stock, if any, will be made by means of ordinary brokers’ transactions on the New York Stock Exchange, or NYSE, or otherwise at market prices prevailing at the time of sale or negotiated transactions, or as otherwise agreed with the Sales Agent.  Each Sales Agent is entitled to compensation not to exceed 2% of the gross sales price per share for any shares of Common Stock sold by that Sales Agent as the Company’s sales agent.  Subject to the terms and conditions of the Sales Agreement, each Sales Agent will use its reasonable efforts to sell on the Company’s behalf any shares of Common Stock to be offered by the Company under the Sales Agreement.  The offering of Common Stock pursuant to the Sales Agreement will terminate upon the earlier of (a) the sale of all the shares of Common Stock subject to the Sales Agreement, and (b) the termination of the Sales Agreement by the Sales Agents or the Company.

Under the terms of the Sales Agreement, the Company also may sell shares of Common Stock to either of the Sales Agents as principal, at a price per share to be agreed upon at the time of sale.  If the Company sells shares to a Sales Agent acting as principal, it will enter into a separate terms agreement with that Sales Agent, and the Company will describe the agreement in a separate prospectus supplement or pricing supplement.  If a Sales Agent engages in special selling efforts, as that term is used in Regulation M under the Securities Exchange Act of 1934, as amended, the Sales Agent will receive from the Company a commission to be agreed upon at the time of sale.

The offering of Common Stock through this program will be made pursuant to the registration statement on Form S-3 (No. 333-141879), filed on April 4, 2007 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) in connection with the sale from time to time by the Company or any selling security holders of the Company of its Common Stock, preferred stock or debt securities and a prospectus supplement dated December 3, 2009, filed by the Company with the Commission (the “Prospectus Supplement”).  This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of Common Stock in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The Company is filing as (a) Exhibit 1.1, the Sales Agreement, and (b) Exhibit 5.1, the opinion of Nixon Peabody LLP, counsel to the Company, dated December 3, 2009 (the “Opinion”), regarding the legality of the Common Stock.  The description of the Sales Agreement in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the Sales Agreement filed herewith as an exhibit.

Item 9.01                      Financial Statements and Exhibits

Exhibit 1.1	ATM Equity OfferingSM Sales Agreement, dated December 3, 2009, between Home Properties, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and BMO Capital Markets Corp.

Exhibit 5.1	Opinion of Nixon Peabody LLP, as counsel to Home Properties, Inc., dated

December 3, 2009

Exhibit 23.1	Consent of Nixon Peabody LLP (included in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:	December 3, 2009	HOME PROPERTIES, INC.
(Registrant)

		By:	/s/ David P. Gardner
David P. Gardner
Executive Vice President and
Chief Financial Officer